MANAGEMENT INCENTIVE COMPENSATION PLAN{PRIVATE }



                     ECONOMIC VALUE ADDED (EVA) BONUS PLAN



                          AS AMENDED FEBRUARY 15, 1999







                                   ARTICLE I



                              STATEMENT OF PURPOSE





1.1  The purpose of the Plan is  to provide a system of incentive  compensation,

     which will  promote the  maximization of  shareholder value  over the  long term.  In order to align management incentives with shareholder  interests,

     incentive compensation will reward the creation  of value.  This Plan  will tie incentive compensation  to Economic Value  Added ("EVA") and,  thereby,

     reward management for creating value and penalize management for destroying value.


1.2  EVA is  the  performance measure  of  value  creation.   EVA  reflects  the

     benefits and costs of capital employment.  Managers create value when  they employ capital in an endeavor that generates a return that exceeds the cost of the capital employed.  Managers  destroy value when they employ  capital in an  endeavor that  generates a  return that  is less  than the  cost  of

     capital employed.   By  imputing the  cost of  capital upon  the  operating

     profits generated by a business group, EVA measures the total value created

     (or destroyed) by management.





          EVA  =  (Net Operating Profit After Tax - Capital Charge)





1.3  Each Plan Participant is placed in  a classification.  Each  classification

     has a prescribed target bonus.    The bonus  earned in any one year is  the

     result of multiplying the Actual  Bonus Percentage times the  Participant's

     base pay.   Bonuses  that fall within a  pre-specified range will be  fully

     paid out.   Positive and negative  bonuses falling outside  this range  are banked forward in the Participant's Bonus  Bank, with one-third of the  net positive balance paid out each year in cash.





                                   ARTICLE II



                  DEFINITION OF EVA AND THE COMPONENTS OF EVA
                  -------------------------------------------





Unless the context provides a different meaning, the following terms shall  have the following meanings.


2.1  "Participating Group  means  a  business division  or  group  of  business divisions, which are  uniquely identified  for the  purpose of  calculating

     EVA, and  EVA based  bonus awards.    Some Participants'  awards may  be  a

     mixture of two different Participating Groups.



For the purpose of this plan, the Participating Groups are listed on Exhibit C.





2.2. "Capital" means  the net  investment employed  in  the operations  of  each

     Participating Group.  The components of Capital are as follows:





               Gross Accounts  Receivable  (including  trade  A/R  from  another

               Manitowoc unit)

   Plus:       FIFO Inventory

   Plus:       Other Current Assets

   Less:       Non-Interest Bearing Current Liabilities (NIBCL's - See Note 1)

   Plus:       Net PP&E

   Plus:       Other Operating Assets

   Plus:       Capitalized Research & Development

   Plus:       Goodwill acquired after July 3, 1993

   Plus:       Accumulated Amortization on Goodwill acquired after July 3, 1993

   Plus (Less):  Special Items (one-time)
   ---------------------------------------

   Equals:     Capital



Notes:  (1) NIBCL's include trade A/P to another Manitowoc unit, but do not  in-

        clude the contingent liability associated with Bonus Banks.


2.3  Each component of Capital will be measured by computing an average  balance based on the  ending monthly balance  for the twelve  months of the  Fiscal

     Year.





2.4  "Cost of Capital" or "C*" means the weighted average of the after tax  cost of debt and equity for the year in question.



The Cost of  Capital will be  reviewed annually and  revised if  it has  changed significantly.  Calculations will be carried to one decimal point.



The cost  of  capital for  the  initial year  is  12.6%.   See  Exhibit A.    In

subsequent plan years the methodology for the calculation of the Cost of Capital will be:



a)   Cost of Equity = Risk Free Rate + (Beta x Market Risk Premium)



b)   Debt Cost of Capital = Debt Yield x (1 - Tax Rate)



c)  The weighted average of the Cost of Equity  and the Debt Cost of Capital  is

determined by reference to the projected debt to capital ratio from the year  in question business plan  where the Risk  Free Rate is  the average daily  closing yield rate  on  30  year  U.S.  Government  Bonds  for  the  month  of  December immediately preceding the Plan Year, the BETA is determined by reference to  the most recently available Value Line report on the Company closest to, but  before

December 31, the  Market Risk Premium  is 6%, the  Debt Yield  is the  projected weighted average yield on the Company's  long term obligations for the 12  month period ending December 31  of the Plan Year,  and the tax rate  is 39% for  U.S.

Companies, and the full statutory rate  of the country where a foreign  division or subsidiary is based.



   d)  Short-term debt is to be  treated as long-term for purposes of  computing the cost of capital.





2.5  "Capital Charge"  means the deemed opportunity cost of employing Capital in

     the business of each Participating Group.   The Capital Charge is  computed

     as follows:



   Capital Charge = Capital X Cost of Capital (C*)





2.6  "Net Operating Profit After Tax" or "NOPAT"



"NOPAT" means the after tax cash  earnings attributable to the capital  employed

     in the Participating  Group for the  year in question.   The components  of

     NOPAT are as follows:



               Operating Earnings

   Plus:       Increase (Decrease) in Capitalized R & D (See Note 1)

   Plus:       Increase (Decrease) in Bad Debt Reserve

   Plus:       Increase (Decrease) in Inventory Reserves

   Plus:       Amortization of Goodwill acquired after July 3, 1993

   Less:       Other  Expense (Excluding interest on debt)

   Plus:       Other  Income (Excluding investment income)

   Equals:     Net Operating Profit Before Tax

   Less:       Taxes (See Note 2)
   -------------------------------

   Equals:     Net Operating Profit After Tax





2.7  "Economic Value  Added"  or  "EVA"  means  the  NOPAT  that  remains  after subtracting the Capital Charge, expressed as follows:



                     NOPAT

         Less:       Capital Charge
         ---------------------------

         Equals:     EVA



EVA may be positive or negative.



                                  ARTICLE III



                DEFINITION AND COMPUTATION OF TARGET BONUS VALUE
                ------------------------------------------------





3.1  "Actual EVA" means the EVA as  calculated for each Participating Group  for the year in question.



3.2  "Target EVA" means  the level  of EVA  that is  expected in  order for  the

     Participating Group to receive the Target Bonus Value.



The Target EVA for the first year is set at the expected EVA for the year  prior to the first  year of the  plan after adjusting  for inventory  write-offs,

     Manitex relocation, FAS 106  and 109 and the  $5 million product  liability

     settlement (except for $1.2 million).   After the first year, the Base-Line

     EVA is revised according to the following formula:



               (Last Year's Actual EVA

                + Last Year's Target EVA)
                -------------------------

Target EVA =               2                 +  Expected Improvement in EVA







"Expected Improvement in EVA" means the  constant EVA improvement that is  added

     to shift the  target up  each year.   This  is determined  by the  expected

     growth in EVA per year.

See Exhibit B for the Expected Improvement for each Participating Group.



3.3  "Target  Bonus  Value"    means  the  "Target  Bonus  Percentage"  times  a

     Participant's base pay.



3.4  "Target Bonus Percentage" is  determined by a Participant's  classification as shown on Exhibit B.



3.5  "Actual Bonus  Value" means  the bonus  earned *  by a  Participant and  is computed as the Actual Bonus Percentage times a Participant's base pay.



3.6  "Actual Bonus Percentage"  is determined  by multiplying  the Target  Bonus

     Percentage by the Bonus Performance Value.


3.7  "Bonus Performance Value" means the difference  between the Actual EVA  and the Target EVA divided by the Leverage Factor plus 1.0.

                           [Actual EVA - Target EVA]
                           -------------------------
Bonus Performance Value =      [Leverage Factor]     + 1





3.8  "Leverage Factor"  is the  negative (positive)  deviation from  Target  EVA necessary before a zero (two times Target) bonus is earned.  See Exhibit  C for the Leverage Factor of each Participating Group.



3.9  A Participant's classification is determined by each business unit manager.

     They shall generally be direct reports  and are subject to approval by  the

     CEO and the Compensation Committee of the Board of Directors.





* Note: A portion of the Actual Bonus  Value may be placed in the  Participants'

     Bonus Bank.  See Article IV for details on the Bonus Bank.



                                  ARTICLE IV



                          DESCRIPTION OF BONUS BANKS
                          --------------------------





4.1  Establishment of a  Bonus Bank.   To  encourage a  long-term commitment  by

     Participants to  the Company,  a portion  of exceptional  bonuses  (amounts above Target and negative bonuses) shall be credited to "at risk"  deferred accounts ("Bonus Banks"), with the level of payout contingent on  sustained high performance  and improvements  and  continued employment  as  provided herein.





4.2  Although a Bonus Bank may, as a result of negative EVA, have a deficit,  no

     Plan Participant shall be required, at any time, to reimburse his/her Bonus

     Bank.





4.3  "Bonus Bank"  means, with respect to each Participant, a bookkeeping record of an account to which amounts are credited, or debited as the case may be,

     from time to  time under the  Plan and from  which bonus  payments to  such

     Participant are debited.





4.4  "Bank Balance"  means,  with respect  to  each Participant,  a  bookkeeping record of the net  balance of the amounts  credited to and debited  against

     such  Participant's  Bonus  Bank.    A  Participant's  Bank  Balance  shall

     initially be equal to zero.





4.5            Payout Rule:  If the Bank Balance entering the Plan Year is  zero or positive, then


   1)  Pay any positive bonus earned up to the "Target Bonus Value",

   2)  Add any unpaid portion  of the bonus earned (including negative  bonuses)

     to the Bonus Bank,

   3)  Pay out 1/3 of any Positive Bank Balance

   4)  Carry the remaining Bank Balance forward to the next year.



If the Bank Balance entering the Plan Year is negative, then



   1)  Pay 1/3 of the positive bonus earned up to the "Target Bonus Value",

   2)  Add any unpaid portion  of the bonus earned (including negative  bonuses)

     to the Bonus Bank,

   3)  Pay out 1/3 of any Positive Bank Balance,

   4)  Carry the remaining Bank Balance forward to the next year.





4.6  A Participant may elect to withdraw, in cash, all or a portion of the  Bank

     Balance.  The  amount available for  such withdrawal is  the lesser of  the ending Bank Balance of the applicable year  or the Bank Balance at the  end of the third prior year.





                                   ARTICLE V



                 Plan Participation, Transfers and Terminations
                 ----------------------------------------------



5.1  The  Committee  will  have  sole   discretion  in  determining  who   shall

     participate  in  the  EVA  Bonus  Plan.    Employees  designated  for  Plan

     participation by the  Committee shall be  management or highly  compensated employees.  In order for a Participant  to receive or be credited with  his or her Actual Bonus Value f or a  Plan Year, the Participant must have  (i)

     remained employed by the  Company or an affiliate  through the last day  of such Plan Year, (ii) terminated employment with the Company during the Plan

     Year at  or  after  age  fifty-five,  for  any  reason,  (iii)  suffered  a disability within the meaning of Section 5.3 during the Plan Year, or  (iv)

     died during the Plan Year.  In all other cases of termination of employment prior to the last day of the Plan Year, a Participant shall not be  entitle to any Actual Bonus Value for such Plan Year.





5.2  Transfers.    A   Participant  who  transfers   his  employment  from   one

     Participating Unit of the  Company to another shall  retain his Bonus  Bank and will be eligible to receive  future EVA Plan Awards in accordance  with the provisions of the EVA Plan.  Any positive Bonus Bank balance would  pay out in full as soon as is practical.





5.3  Retirement or Disability.  A Participant who terminates employment with the

     Company, at  or after  age fifty-five,  for any  reason ("retirement"),  or suffers a "disability," as such term is defined in the Company's  long-term disability benefits  program,  while  in  the  Company's  employ  shall  be

     eligible to  receive the  balance of  their Bonus  Bank.   In the  case  of

     retirement, the Participant  will receive  their balance  over three  years subject to reduction if the  Actual Bonus Value is  negative in any of  the

     three years  subsequent  to  the  year  of retirement.    In  the  case  of

     disability while  in the  Company's employ,  the Participant  will  receive their balance as soon  as practical after  qualifying for benefit  payments under the Company's long-term disability benefits program.





5.4  Involuntary Termination Without Cause  or Death.    A Participant  who  is

     Terminated without cause or who dies shall receive any positive Bonus  Bank balance.  Such payments will be made as soon as is practical.


5.5  Voluntary Termination.    In  the  event  that  a  Participant  voluntarily

     terminates employment with  the Company, the  right of  the Participant  to their Bonus Bank  shall be forfeited  unless a  different determination  is made by the Committee.





5.6  Involuntary Termination  for  Cause.    In  the  event  of  termination  of

     employment for cause, the right of the Participant to the Bonus Bank  shall be determined by the Committee.



   "Cause" shall mean:



   (i)   any act or acts of the Participant constituting a felony under the laws of the United States, any state thereof or any foreign jurisdiction;

   (ii)  any material breach by the Participant of any employment agreement with the Company  or  the  policies  of the  Company  or  the  willful  and persistent (after  written  notice  to  the  Participant)  failure  or refusal of the Participant to comply with any lawful directives of the

          Board;

   (iii) a course of conduct amounting to  gross neglect, willful misconduct  or dishonesty; or

   (iv)  any misappropriation  of  material  property  of  the  Company  by  the

          Participant  or  any  misappropriation  of  a  corporate  or  business opportunity of the Company by the Participant.



5.7  Breach of Agreement.   Notwithstanding any other provision  of the Plan  or

     any other agreement, in the event that a Participant shall breach any  non-

     competition agreement with the Company or breach any agreement with respect to the post-employment conduct of such Participant, the Bonus Bank held  by such Participant shall be forfeited.



5.8  No Guarantee.   Participation  in the  Plan provides  no guarantee  that  a payment under the  Plan will be  paid.  Selection  as a  Participant is  no guarantee that payments under the plan will be paid or that selection as  a

     Participant will be made in the subsequent Calendar Year.



                                    ARTICLE VI



                             General Provisions
                             ------------------





6.1  Withholding of Taxes.   The Company  shall have the  right to withhold  the

     amount of taxes, which in the determination of the Company, are required to be withheld under  law with respect  to any amount  due or  paid under  the

     Plan.



6.2  Expenses.   All expenses  and costs  in connection  with the  adoption  and administration of the plan shall be borne by the Company.



6.3  No prior Right or  Offer.  Except and  until expressly granted pursuant  to the Plan, nothing  in the Plan  shall be deemed  to give  any employee  any contractual or other right to participate in the benefits of the Plan.



6.4  Claims for Benefits.  In the event a Participant (a "claimant") desires  to make a claim with  respect to any of  the benefits provided hereunder,  the claimant shall  submit  evidence satisfactory  to  the Committee  of  facts establishing his entitlement to a payment  under the Plan.  Any claim  with respect to any of  the benefits provided  under the Plan  shall be made  in writing within ninety  (90) days of  the event which  the claimant  asserts

     entitles him to  benefits.   Failure by the  claimant to  submit his  claim

     within such ninety (90)  day period shall bar  the claimant from any  claim for benefits under the Plan.





6.5  In the  event that  a  claim which  is  made by  a  claimant is  wholly  or partially denied, the claimant  will receive from  the Committee a  written explanation of  the  reason  for  denial  and  the  claimant  or  his  duly authorized representative  may  appeal  the denial  of  the  claim  to  the

     Committee at any  time within  ninety (90) days  after the  receipt by  the claimant of written notice from the  Committee of the denial of the  claim.

     In connection therewith, the claimant or his duly authorized representative may request a review of the  denied claim; may review pertinent  documents;

     and may submit issues and comments in writing.  Upon receipt of an  appeal,

     the Committee shall  make a decision  with respect to  the appeal and,  not later than sixty  (60) days after  receipt of a  request for review,  shall furnish the claimant with  a decision on review  in writing, including  the specific reasons for  the decision  written in  a manner  calculated to  be understood by the claimant, as well as specific reference to the  pertinent provisions of the Plan upon which the  decision is based.  In reaching  its decision, the  Committee shall  have  complete discretionary  authority  to determine all questions arising in the interpretation and administration of the Plan, and to construe the terms of the Plan, including any doubtful  or disputed terms and the eligibility of a Participant for benefits.



6.6  Action Taken  in Good  Faith; Indemnification.   The  Committee may  employ

     attorneys, consultants,  accountants or  other  persons and  the  Company's directors and officers shall be entitled to rely upon the advice,  opinions

     or  valuations  of  any   such  persons.    All   actions  taken  and   all

     interpretations and  determinations made  by the  Committee in  good  faith shall be final and binding upon all employees who have received awards, the

     Company and all other interested parties.  No member of the Committee,  nor any officer, director, employee or representative of the Company, or any of its affiliates acting on  behalf of or in  conjunction with the  Committee,

     shall be  personally  liable  for  any  action,  determination,  or  inter-

     pretation, whether of commission or omission, taken or made with respect to the Plan, except  in circumstances involving  actual bad  faith or  willful misconduct.  In addition  to such other rights  of indemnification as  they may have  as members  of the  Board,  as members  of  the Committee  or  as officers or employees of the Company, all members of the Committee and  any

     officer,  employee  or  representative  of  the  Company  or  any  of   its

     subsidiaries  acting  on  their  behalf  shall  be  fully  indemnified  and protected by the Company with respect to any such action, determination  or interpretation against the reasonable  expenses, including attorneys'  fees actually and necessarily incurred,  in connection with  the defense of  any civil or criminal  action, suit or  proceeding, or in  connection with  any appeal therein, to which they or  any of them may be  a party by reason  of any action taken or failure to act under or in connection with the Plan  or an award  granted thereunder,  and  against all  amounts  paid by  them  in settlement thereof  (provided such  settlement is  approved by  independent legal counsel selected by Company  ) or paid by  them in satisfaction of  a judgment in any action, suit or  proceeding, except in relation to  matters as to which it shall  be adjudged in such  action, suit or proceeding  that such person claiming indemnification shall in writing offer the Company the

     opportunity, at its own expense, to  handle and defend the same.   Expenses

     (including attorneys'  fees)  incurred in  defending  a civil  or  criminal action, suit or proceeding shall be paid  by the Company in advance of  the final disposition  of  such  action, suit  or  proceeding  if  such  person claiming indemnification is entitled to be indemnified as provided in  this

     Section.



6.7  Rights Personal to Employee.  Any rights provided to an employee under  the

     Plan shall be personal to such employee, shall not be transferable  (except by will or pursuant to the laws  of descent or distribution), and shall  be exercisable, during his lifetime, only by such employee.





6.8  Upon termination of the  Plan or suspension  for a period  of more than  90 days, the Bank Balance of each Participant shall be distributed as soon  as

     practicable but  in no  event later  than 90  days from  such event.    The

     Committee, in its sole discretion, may accelerate distribution of the  Bank

     Balance, in whole or in part, at any time without penalty.





6.9  Non-Allocation of Award.  In the event of  a suspension of the Plan in  any

     Plan Year, as provided herein at Article VIII, Section 8, the Current Bonus for the subject Plan year shall be deemed forfeited and no portion  thereof

     shall be allocated to Participants.   Any such forfeiture shall not  affect

     the calculation of EVA in any subsequent year.



                                 ARTICLE VII



                                Limitations
                                -----------





7.1  No Continued  Employment.    Nothing contained  herein  shall  provide  any

     employee with any right to continued  employment or in any way abridge  the rights of the Company  and its Participating Units  to determine the  terms and conditions of  employment and whether  to terminate  employment of  any employee.





7.2  No Vested Rights.   Except  as otherwise  provided herein,  no employee  or

     other person shall have any claim of right (legal, equitable, or otherwise)

     to any award, allocation,  or distribution or any  right, title, or  vested interest in any amounts in his Bonus Bank and no officer or employee of the

     Company or  any Participating  Group or  any other  person shall  have  any

     authority to  make  representations or  agreements  to the  contrary.    No

     interest conferred herein to a Participant  shall be assignable or  subject

     to claim by  a Participant's creditors.   The right  of the Participant  to

     receive a distribution hereunder  shall be an  unsecured claim against  the general assets of the Company and  the Participant shall have no rights  in

     or  against  any  specific  assets  of   the  Company  as  the  result   of

     participation hereunder.





7.3  Not Part of Other Benefits.  The  benefits provided in this plan shall  not be deemed  a part  of any  other benefit  provided by  the Company  to  its employees.  The Company assumes no  obligation to plan Participants  except

     as specified  herein.    This  is a  complete  statement,  along  with  the

     Schedules and Appendices attached  hereto, of the  terms and conditions  of the plan.





7.4  Other Plans.   Nothing  contained herein  shall limit  the Company  or  the

     Compensation Committee's  power  to  grant  bonuses  to  employees  of  the

     Company, whether or not Participants in this plan.





7.5  Limitations.  Neither  the establishment  of the plan  or the  grant of  an award hereunder  shall  be  deemed to  constitute  an  express  or  implied contract of employment for  any period of  time or in  any way abridge  the rights of the Company to determine  the terms and conditions of  employment or to terminate the employment of any employee with or without cause at any time.





7.6  Unfunded Plan.  This Plan is unfunded  and is maintained by the Company  in part to provide deferred compensation to  a select group of management  and highly compensated employees.  Nothing herein shall create or be  construed to create a  trust of  any kind, or  a fiduciary  relationship between  the

     Company and any Participant.



                                  ARTICLE VIII



                                   Authority
                                   ---------



8.1  Compensation Committee Authority.   Except as otherwise expressly  provided

     herein, full  power and  authority to  interpret and  administer this  plan shall be vested in the Compensation Committee.  The Compensation  Committee

     may from  time  to  time make  such  decisions  and adopt  such  rules  and regulations for  implementing the  Plan as  it  deems appropriate  for  any

     Participant under  the  Plan.   Any  decision  taken  by  the  Compensation

     Committee arising  out  of or  in  connection with  the  construction,  ad-

     ministration, interpretation  and  effect  of  the  Plan  shall  be  final,

     conclusive and binding upon all Participants and any person claiming  under or through them.





8.2  Board of Directors Authority.   The Board  shall be ultimately  responsible

     for  administration  of  the   plan.    References   made  herein  to   the

     "Compensation Committee" assume that the Board  of Directors has created  a

     Compensation Committee to administer the Plan.  In the event a Compensation

     Committee is not so designated, the  Board shall administer the Plan.   The

     Board or its Compensation  Committee, as appropriate,  shall work with  the

     CEO of the Company in all aspects of the administration of the Plan.





                                   ARTICLE IX



                                     Notice
                                     ------




9.1  Any notice to be given pursuant to the  provisions of the Plan shall be  in writing and directed to the appropriate  recipient thereof at his  business address or office location.





                                   ARTICLE X



                                 Effective Date
                                 --------------



10.1 This Plan shall be effective as of July 4, 1993.





                                  ARTICLE XI



                                 Amendments
                                 ----------





11.1 This Plan may be amended, suspended or  terminated at any time at the  sole discretion of  the  Board  upon  the  recommendation  of  the  Compensation

     Committee.  Provided,  however, that no  such change in  the Plan shall  be effective to eliminate or diminish the  distribution of any Award that  has been allocated to  the Bank  of a  Participant prior  to the  date of  such

     amendment, suspension  or  termination.   Notice  of  any  such  amendment,

     suspension or termination shall be given promptly to each Participant.





                                  ARTICLE XII



                                 Applicable Law
                                 --------------



12.1 This Plan shall be construed in accordance with the provisions of the  laws of the State of Wisconsin.





                                   Exhibit A





                       Calculation of the Cost of Capital








Inputs Variables:
-----------------



Risk Free Rate =  Average Daily closing  yield on U.S.  Government 30 Yr.  Bonds

     (for the month of December preceding the Plan Year).



Market Risk Premium = 6.0% (Fixed)



Beta = Most recently available Value Line report closest to but before

       December 31.



Debt/Capital Ratio  = Debt  as a  %  of Capital  (computed using  the  projected monthly average debt/capital ratio for the 12 month period ending  December

     31 of the Plan Year)



b = Cost of Debt  Capital (Projected & Weighted  Average Yield on the  Company's

     Long Term Debt Obligations).



Marginal Tax Rate = 39.0% (Historical Average).  However, for exceptions see 2.4(C)





Calculations:
-------------



y = Cost of Equity Capital

   = Risk Free Rate + (Beta x Market Risk Premium)



Weighted Average Cost of Capital = [Cost  of Equity Capital x (1 -  Debt/Capital

     Ratio)] + [Cost of Debt x (Debt/Capital Ratio) x (1 - Marginal Tax Rate)]



c* = [y x (1 - Debt/Capital)] + [b x (Debt/Capital) x (1 - Marginal Tax Rate)]





                                   Exhibit B




           Participant                      Target Bonus

         Classification                      Percentage
         --------------                     -------------

                  I                              60%
                 II                              50%
                III                              40%
                IV                               35%
                 V                               30%
                VI                               25%
               VII                               20%
              VIII                               15%
                IX                               10%
                 X                               5%
                XI                               2%






Exhibit C





Participation Groups            Expected Improvement in EVA    Leverage Factor



MANITOWOC ICE - MII                         500,000                2,000,000

KOLPAK                                      350,000                1,000,000

MCCALL                                      450,000                  500,000

KOLPAK MANUFACTURING                        100,000                  500,000

FOODSERVICE GROUP (1)                     1,500,000                4,000,000

SERVEND                                     250,000                  750,000

FOODSERVICE GROUP (2)                       750,000                2,250,000

JOINT VENTURE (CHINA)                       100,000                  300,000

FOODSERVICE SEGMENT                       1,000,000                3,500,000

MANITOWOC CRANES - MCC                    1,000,000                3,000,000

RE-MANUFACTURING - MRI                       50,000                  150,000

FEMCO                                       200,000                  600,000

NORTH CENTRAL CRANE - NCC                    40,000                  120,000

MTW EUROPE LTD ($)-MEL                       75,000                  225,000

MTW EUROPE LTD (POUNDS)                      50,000                  150,000

MCC GROUP (3)                             1,500,000                4,000,000

CRAWLER CRANE GROUP (4)                   1,100,000                3,400,000

AFTERMARKET GROUP (5)                     1,200,000                3,600,000

MANITEX - MIT                               500,000                1,000,000

WEST MANITOWOC                              200,000                  350,000

MARINE                                      150,000                  750,000

CORPORATE                                 1,000,000                7,000,000







(1)      Includes MII, Kolpak, McCall, & Kolpak Manufacturing

(2)      Includes MII and SerVend

(3)      Includes MCC, Femco, Re-Man, NCC, and MEL

(4)      Includes MCC, Re-Man, NCC, and MEL

(5)      Includes MCC and Femco